Exhibit 4.1

EXECUTION VERSION

TRANCHE B-6 TERM LOAN

JOINDER AGREEMENT NO. 2

JOINDER AGREEMENT NO. 2, dated as of March 18, 2016 (this “Agreement”), by and among Bank of America, N.A. (the “Tranche B-6 Funding Loan Lender”), each Tranche B-6 Converting Loan Lender (as defined below), HCA INC., a Delaware corporation (the “Borrower”) and BANK OF AMERICA, N. A., as Administrative Agent and as Collateral Agent.

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of November 17, 2006, as amended and restated as of May 4, 2011, as further amended and restated as of February 26, 2014 and as further supplemented as of June 10, 2015 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto, Bank of America, N. A., as Administrative Agent, Swingline Lender and Letter of Credit Issuer and the other parties named therein (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish New Term Loan Commitments by, among other things, entering into one or more Joinder Agreements with New Term Loan Lenders;

WHEREAS, the Borrower desires to establish a Series of New Term Loans pursuant to this Agreement which shall be titled the “Tranche B-6 Term Loans”;

WHEREAS, the Tranche B-6 Term Loans constitute Ratio First Lien Indebtedness under the Credit Agreement; and

WHEREAS, Bank of America, N.A., JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc. and Wells Fargo Securities LLC are acting as joint lead arrangers and joint bookrunners for the Tranche B-6 Term Loans.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

The Tranche B-6 Funding Loan Lender hereby agrees to commit to provide its New Term Loan Commitment with respect to the Tranche B-6 Term Loans (its “Tranche B-6 Term Loan Commitment”), as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below. Each Tranche B-5 Term Loan Lender that has executed a counterpart of this Agreement in its capacity as such (each a “Tranche B-6 Converting Loan Lender” and together with the Tranche B-6 Funding Loan Lender, the “Tranche B-6 Loan Lenders”), hereby agrees to have the portion of such Tranche B-5 Term Loans so converted in accordance herewith (after giving effect to any reduction as contemplated by the signature pages hereto) (as to such Tranche B-6 Converting Loan Lender, its “Converted Tranche B-5 Term Loans”) converted to Tranche B-6 Term Loans, on the terms and subject to the conditions set forth below.

Each Tranche B-6 Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents and the exhibits thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Tranche B-6 Loan Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Tranche B-6 Loan Lender.

Each Tranche B-6 Loan Lender hereby agrees to make its respective Commitment on the following terms and conditions:

1.	Applicable Margins. The Applicable ABR Margin and Applicable LIBOR Margin for the Tranche B-6 Term Loans shall be as set forth below:

Tranche B-6 Term Loans
Applicable LIBOR Margin	Applicable ABR Margin
3.25%	2.25%

2.	Principal Payments. The Borrower shall make principal payments on the Tranche B-6 Term Loans in installments on the dates and in the amounts set forth below (with amounts set forth below expressed as a percentage of the aggregate principal amount of the Tranche B-6 Term Loans on the Tranche B-6 Effective Date):

(A) New Repayment Date	(B) Tranche B-6 Term Loan Repayment Amount
June 30, 2016	0.25%
September 30, 2016	0.25%
December 31, 2016	0.25%
March 31, 2017	0.25%
June 30, 2017	0.25%
September 30, 2017	0.25%
December 31, 2017	0.25%

(A) New Repayment Date	(B) Tranche B-6 Term Loan Repayment Amount
March 31, 2018	0.25%
June 30, 2018	0.25%
September 30, 2018	0.25%
December 31, 2018	0.25%
March 31, 2019	0.25%
June 30, 2019	0.25%
September 30, 2019	0.25%
December 31, 2019	0.25%
March 31, 2020	0.25%
June 30, 2020	0.25%
September 30, 2020	0.25%
December 31, 2020	0.25%
March 31, 2021	0.25%
June 30, 2021	0.25%
September 30, 2021	0.25%
December 31, 2021	0.25%
March 31, 2022	0.25%
June 30, 2022	0.25%
September 30, 2022	0.25%
December 31, 2022	0.25%
Tranche B-6 Term Loan Maturity Date	Remaining outstanding amounts

Notwithstanding the foregoing, the Borrower shall repay all outstanding Tranche B-6 Term Loans on March 18, 2023 (or, if such day is not a Business Day, the immediately preceding Business Day) (the “Tranche B-6 Term Loan Maturity Date”).

3.	Voluntary and Mandatory Prepayments. Scheduled installments of principal of the Tranche B-6 Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche B-6 Term Loans in accordance with Sections 5.1 or 5.2 of the Credit Agreement, respectively.

4.	Prepayment Fees. In the event that prior to the date that is twelve months after the Tranche B-6 Effective Date a Repricing Transaction occurs with respect to the Tranche B-6 Term Loans, the Borrower shall pay a premium to each Lender whose Tranche B-6 Term Loan is repaid or amended (including any Non-Consenting Lender who is required to assign its Tranche B-6 Term Loans), as applicable, equal to the 1.00% of the principal amount of such Lender’s affected Tranche B-6 Term Loan.

For purposes of the foregoing:

“Repricing Transaction” shall mean the repayment, refinancing or replacement of all or a portion of the Tranche B-6 Term Loans with proceeds from the incurrence by any Credit Party of any long-term bank debt financing incurred for the primary purpose of repaying, refinancing or replacing the Tranche B-6 Term Loans having an effective interest cost or weighted average yield (excluding any arrangement or commitment fees in connection therewith) that is less than the effective interest rate for or weighted average yield of the Tranche B-6 Term Loans, including, without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, the Tranche B-6 Term Loans; provided that such prepayment premium shall not be payable if the prepayment or refinancing is made in connection with a Change of Control.

5.	Other Terms of Tranche B-6 Term Loans. Except as expressly set forth herein, the terms of the Tranche B-6 Term Loans shall be identical to the terms of the Tranche B-5 Term Loans. References in the Credit Agreement to Term Loans shall include without limitation, the Tranche B-6 Term Loans which shall be deemed to be a separate Class of Term Loans under the Credit Agreement.

6.	Funding and Conversion of Tranche B Term Loans. Subject to the terms and conditions of this Agreement, on the Tranche B-6 Effective Date (i) the Tranche B-6 Funding Loan Lender agrees to make to the Borrower a Tranche B-6 Term Loan in an aggregate principal amount equal to its Tranche B-6 Term Loan Commitment and (ii) each Converted Tranche B-5 Term Loan of each Tranche B-6 Converting Loan Lender shall be converted into a Tranche B-6 Term Loan of such Lender effective as of the Tranche B-6 Effective Date in a principal amount equal to the principal amount of such Lender’s Converted Tranche B-5 Term Loan immediately prior to such conversion. The Tranche B-6 Term Loan Commitment shall be automatically and permanently reduced to $0 upon the funding of the Tranche B-6 Funding Loan Lender pursuant to this Section 6.

7.	Credit Agreement Governs. Except as set forth in this Agreement, the Tranche B-6 Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

8.	Borrower’s Certifications. By its execution of this Agreement, the undersigned officer (solely in such capacity, not individually and without personal liability), to the best of his or her knowledge, and the Borrower hereby certifies that:

(i)	The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; and

(ii)	No event has occurred and is continuing or would result from the consummation of the proposed Borrowing contemplated hereby that would constitute a Default or an Event of Default.

9.	Conditions to Tranche B-6 Effective Date. This Agreement shall become effective on the date (the “Tranche B-6 Effective Date”) when each of the conditions set forth below has been satisfied:

(i)    The Administrative Agent shall have received executed counterparts hereof (which may include facsimile or other electronic transmission of a signed signature page to this Agreement) from the Borrower, the Tranche B-6 Funding Loan Lender, each Tranche B-6 Converting Loan Lender and the Administrative Agent;

(ii)    The Administrative Agent shall have received from the Borrower an opinion of counsel from Simpson Thacher & Bartlett LLP reasonably acceptable to the Administrative Agent covering such matters as are required pursuant to Section 2.14(a) of the Credit Agreement;

(iii)    The Administrative Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each improved Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Credit Party relating thereto) and, with respect to any Mortgaged Property on which any “building” (as defined in the Flood Insurance Laws) is located in a special flood hazard area, evidence of flood insurance as and to the extent required under Section 9.3 of the Credit Agreement;

(iv)    The Administrative Agent shall have received an officer’s certificate of the Borrower setting forth the calculations (in reasonable detail) demonstrating compliance with (i) the financial test described in Section 10.8 of the Credit Agreement and (ii) the ratio set forth in the definition of “Ratio First Lien Indebtedness” in the Credit Agreement; and

(v)    The Administrative Agent shall have received a written notice of prepayment on the Tranche B-6 Effective Date of all Tranche B-5 Term Loans (other than the Converted Tranche B-5 Term Loans).

10.	Mortgage Amendments. No later than 90 days following the Tranche B-6 Effective Date, the Borrower shall deliver or cause to be delivered to the Collateral Agent:

(i)	an amendment to each Mortgage (each, a “Mortgage Amendment”) to which a Credit Party is then party duly executed and acknowledged by the applicable Credit Party, and in form for recording in the recording office where the respective Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law, in each case in form and substance reasonably satisfactory to the Administrative Agent;

(ii)	executed legal opinions, in form and substance reasonably satisfactory to the Administrative Agent, with respect to the due authorization, execution, delivery, and enforceability of such amended Mortgages; and

(iii)	with respect to each amended Mortgage (i) a title search of the relevant Mortgaged Property (except for Mortgaged Properties located in Texas) confirming that there are no Liens of record in violation of the provisions of the applicable Mortgage and (ii) for Mortgaged Properties located in Texas, a date-down or modification endorsement to the policy or policies of title insurance insuring the Lien of each Mortgage, issued by a nationally recognized title insurance company (x) insuring that such Mortgage, as amended by such Mortgage Amendment is a valid and enforceable first priority lien on such Mortgaged Property in favor of the Collateral Agent for the benefit of the Secured Parties free and clear of all Liens except as expressly permitted by Section 10.2 of the Credit Agreement or consented to by the Administrative Agent (y) otherwise in form and substance reasonably satisfactory to the Administrative Agent and (z) having the effect of a valid, issued and binding endorsement to the respective title insurance policy.

11.	Recordation of the New Loans. Upon execution and delivery hereof, the Administrative Agent will record the Tranche B-6 Term Loans made or converted by each Tranche B-6 Loan Lender in the Register.

12.	Certain U.S. Federal Income Tax Matters. The Borrower, the Administrative Agent and the Lenders agree that the Tranche B-6 Term Loans shall be treated in their entirety as one fungible tranche for U.S. federal income tax purposes (i.e., the Tranche B-6 Term Loans received upon conversion of the Converted Tranche B-5 Term Loans shall be fungible for U.S. federal income tax purposes with the Tranche B-6 Term Loans made pursuant to the Tranche B-6 Term Loan Commitment). For the avoidance of doubt and solely for purposes of FATCA, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Tranche B-6 Term Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

13.	Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

14.	Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

15.	GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

16.	Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as would be enforceable.

17.	Counterparts. This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

18.	Effect of Joinder Agreement. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Credit Document is hereby ratified and reaffirmed in all respects and shall continue in full force and effect. Each Credit Party reaffirms its obligations under the Credit Documents to which it is party and the validity of the Liens granted by it pursuant to the Security Documents. From and after the effective date of this Agreement, all references to the Credit Agreement in any Credit Document shall, unless expressly provided otherwise, refer to the Credit Agreement as supplemented by this Agreement. This Agreement shall be deemed a Credit Document under the Credit Agreement.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date set forth above.

HCA INC.

By:	/s/ David G. Anderson
Name:	David G. Anderson
Title:	Senior Vice President - Finance

Each of the GUARANTORS listed on Schedule I hereto

By:	/s/ John M. Franck II
Name:	John M. Franck II
Title:	Authorized Signatory

[Joinder Agreement Signature Page]

SCHEDULE I

Guarantor	By its General Partner	By its Sole Member
American Medicorp Development Co.
Bay Hospital, Inc.
Brigham City Community Hospital, Inc.
Brookwood Medical Center of Gulfport, Inc.
Capital Division, Inc.
Centerpoint Medical Center of Independence, LLC
Central Florida Regional Hospital, Inc.
Central Shared Services, LLC
Central Tennessee Hospital Corporation
CHCA Bayshore, L.P.	*
CHCA Conroe, L.P.	*
CHCA Mainland, L.P.	*
CHCA Pearland, L.P.	*
CHCA West Houston, L.P.	*
CHCA Woman’s Hospital, L.P.	*
Chippenham & Johnston-Willis Hospitals, Inc.
Citrus Memorial Hospital, Inc.
Citrus Memorial Property Management, Inc.
Colorado Health Systems, Inc.
Columbia ASC Management, L.P.	*
Columbia Healthcare System of Louisiana, Inc.
Columbia Jacksonville Healthcare System, Inc.
Columbia LaGrange Hospital, LLC
Columbia Medical Center of Arlington Subsidiary, L.P.	*
Columbia Medical Center of Denton Subsidiary, L.P.	*
Columbia Medical Center of Las Colinas, Inc.
Columbia Medical Center of Lewisville Subsidiary, L.P.	*
Columbia Medical Center of McKinney Subsidiary, L.P.	*
Columbia Medical Center of Plano Subsidiary, L.P.	*
Columbia North Hills Hospital Subsidiary, L.P.	*
Columbia Ogden Medical Center, Inc.
Columbia Parkersburg Healthcare System, LLC
Columbia Plaza Medical Center of Fort Worth Subsidiary, L.P.	*
Columbia Polk General Hospital, Inc.
Columbia Rio Grande Healthcare, L.P.	*
Columbia Riverside, Inc.
Columbia Valley Healthcare System, L.P.	*

Guarantor	By its General Partner	By its Sole Member
Columbia/Alleghany Regional Hospital, Incorporated
Columbia/HCA John Randolph, Inc.
Columbine Psychiatric Center, Inc.
Columbus Cardiology, Inc.
Conroe Hospital Corporation
Dallas/Ft. Worth Physician, LLC
Dublin Community Hospital, LLC
Eastern Idaho Health Services, Inc.
Edward White Hospital, Inc.
El Paso Surgicenter, Inc.
Encino Hospital Corporation, Inc.
EP Health, LLC
Fairview Park GP, LLC
Fairview Park, Limited Partnership	*
Frankfort Hospital, Inc.
Galen Property, LLC
Good Samaritan Hospital, L.P.	*
Goppert-Trinity Family Care, LLC
GPCH-GP, Inc.
Grand Strand Regional Medical Center, LLC
Green Oaks Hospital Subsidiary, L.P.	*
Greenview Hospital, Inc.
HCA - IT&S Field Operations, Inc.
HCA - IT&S Inventory Management, Inc.
HCA-HealthONE LLC
HCA American Finance LLC
HCA Central Group, Inc.
HCA Health Services of Florida, Inc.
HCA Health Services of Louisiana, Inc.
HCA Health Services of Oklahoma, Inc.
HCA Health Services of Tennessee, Inc.
HCA Health Services of Virginia, Inc.
HCA Management Services, L.P.	*
HCA Pearland GP, Inc.
HCA Realty, Inc.
HCA SFB 1 LLC
HD&S Corp. Successor, Inc.
Health Midwest Office Facilities Corporation
Health Midwest Ventures Group, Inc.
Hendersonville Hospital Corporation
Hospital Corporation of Tennessee

Guarantor	By its General Partner	By its Sole Member
Hospital Corporation of Utah
Hospital Development Properties, Inc.
HPG Enterprises, LLC
HSS Holdco, LLC
HSS Systems, LLC
HSS Virginia, L.P.	*
HTI Memorial Hospital Corporation
HTI MOB, LLC		*
Integrated Regional Lab, LLC
Integrated Regional Laboratories, LLP	*
JFK Medical Center Limited Partnership	*
KPH-Consolidation, Inc.
Lakeland Medical Center, LLC
Lakeview Medical Center, LLC
Largo Medical Center, Inc.
Las Vegas Surgicare, Inc.
Lawnwood Medical Center, Inc.
Lewis-Gale Hospital, Incorporated
Lewis-Gale Medical Center, LLC
Lewis-Gale Physicians, LLC
Lone Peak Hospital, Inc.
Los Robles Regional Medical Center
Management Services Holdings, Inc.
Marietta Surgical Center, Inc.
Marion Community Hospital, Inc.
MCA Investment Company
Medical Centers of Oklahoma, LLC
Medical Office Buildings of Kansas, LLC
Memorial Healthcare Group, Inc.
Midwest Division - ACH, LLC
Midwest Division - LRHC, LLC
Midwest Division - LSH, LLC
Midwest Division - MCI, LLC
Midwest Division - MMC, LLC
Midwest Division - OPRMC, LLC
Midwest Division - PFC, LLC
Midwest Division - RBH, LLC
Midwest Division - RMC, LLC
Midwest Holdings, Inc.
Montgomery Regional Hospital, Inc.
Mountain Division - CVH, LLC

Guarantor	By its General Partner	By its Sole Member
Mountain View Hospital, Inc.
Nashville Shared Services General Partnership	*
National Patient Account Services, Inc.
New Iberia Healthcare, LLC
New Port Richey Hospital, Inc.
New Rose Holding Company, Inc.
North Florida Immediate Care Center, Inc.
North Florida Regional Medical Center, Inc.
North Texas – MCA, LLC
Northern Utah Healthcare Corporation
Northern Virginia Community Hospital, LLC
Northlake Medical Center, LLC
Notami Hospitals of Louisiana, Inc.
Notami Hospitals, LLC
Okaloosa Hospital, Inc.
Okeechobee Hospital, Inc.
Outpatient Cardiovascular Center of Central Florida, LLC
Palms West Hospital Limited Partnership	*
Palmyra Park Hospital, LLC
Parallon Business Solutions, LLC
Parallon Enterprises, LLC
Parallon Health Information Solutions, LLC
Parallon Holdings, LLC
Parallon Payroll Solutions, LLC
Parallon Physician Services, LLC
Parallon Technology Solutions, LLC
Parallon Workforce Management Solutions, LLC
Pasadena Bayshore Hospital, Inc.
PatientKeeper, Inc.
Pearland Partner, LLC
Plantation General Hospital, L.P.	*
Poinciana Medical Center, Inc.
Primary Health, Inc.
Primary Health Management, Ltd.	*
Pulaski Community Hospital, Inc.
Putnam Community Medical Center of North Florida LLC
Redmond Park Hospital, LLC
Redmond Physician Practice Company
Reston Hospital Center, LLC
Retreat Hospital, LLC

Guarantor	By its General Partner	By its Sole Member
Rio Grande Regional Hospital, Inc.
Riverside Healthcare System, L.P.	*
Riverside Hospital, Inc.
Samaritan, LLC
San Jose Healthcare System, LP	*
San Jose Hospital, L.P.	*
San Jose Medical Center, LLC
San Jose, LLC
Sarah Cannon Research Institute, LLC		*
Sarasota Doctors Hospital, Inc.
SCRI Holdings, LLC
SJMC, LLC
Southern Hills Medical Center, LLC
Southpoint, LLC
Spalding Rehabilitation L.L.C.
Spotsylvania Medical Center, Inc.
Spring Branch Medical Center, Inc.
Spring Hill Hospital, Inc.
Sun City Hospital, Inc.
Sunrise Mountainview Hospital, Inc.
Surgicare of Brandon, Inc.
Surgicare of Florida, Inc.
Surgicare of Houston Women’s, Inc.
Surgicare of Manatee, Inc.
Surgicare of Newport Richey, Inc.
Surgicare of Palms West, LLC
Surgicare of Riverside, LLC
Tallahassee Medical Center, Inc.
TCMC Madison-Portland, Inc.
Terre Haute Hospital GP, Inc.
Terre Haute Hospital Holdings, Inc.
Terre Haute MOB, L.P.	*
Terre Haute Regional Hospital, L.P.	*
The Regional Health System of Acadiana, LLC
Timpanogos Regional Medical Services, Inc.
Trident Medical Center, LLC
U.S. Collections, Inc.
Utah Medco, LLC
VH Holdco, Inc.
VH Holdings, Inc.
Virginia Psychiatric Company, Inc.

Guarantor	By its General Partner	By its Sole Member
Vision Consulting Group, LLC
Vision Holdings, LLC
W & C Hospital, Inc.
Walterboro Community Hospital, Inc.
WCP Properties, LLC
Wesley Medical Center, LLC
West Florida – MHT, LLC
West Florida – PPH, LLC
West Florida – TCH, LLC
West Florida Regional Medical Center, Inc.
West Valley Medical Center, Inc.
Western Plains Capital, Inc.
WHMC, Inc.
Woman’s Hospital of Texas, Incorporated

Consented to by:

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Liliana Claar
Name:	Liliana Claar
Title:	Vice President

[Joinder Agreement Signature Page]

[ADDITIONAL LENDER SIGNATURES OMITTED]

[Joinder Agreement Signature Page]